Exhibit 1.1

EXECUTION VERSION

GENERAL DYNAMICS CORPORATION

Debt Securities

UNDERWRITING AGREEMENT

March 23, 2020

To the Representatives, named in

Schedule I hereto, of the

Underwriters named in

Schedule II hereto

Ladies and Gentlemen:

1.    Introduction. General Dynamics Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), the principal amount of its debt securities identified in Schedule I hereto (the “Notes”), to be unconditionally guaranteed by the subsidiaries of the Company identified on Schedule IV hereto (collectively, the “Guarantors” and, together with the Company, the “Issuers”). The Securities will be issued pursuant to the Indenture dated as of March 22, 2018, by and among the Company, the Guarantors thereunder and The Bank of New York Mellon, as trustee (the “Base Indenture”), as supplemented by the Second Supplemental Indenture to be dated as of March 25, 2020 by and among the Company, the Guarantors and The Bank of New York Mellon, as trustee (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The obligations of the Company under the Indenture and the Notes will be unconditionally guaranteed (the “Guarantees” and together with the Notes, the “Securities”), on a joint and several basis, by each of the Guarantors in accordance with the terms of the Indenture.

The Issuers have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”) a registration statement on Form S-3 (File No. 333-223853), including a prospectus (the “Basic Prospectus”), relating to debt securities and guarantees thereof to be issued from time to time by the Issuers. The Issuers have also filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement specifically relating to the Securities pursuant to Rule 424 under the Securities Act (the “Prospectus Supplement”). The term “Registration Statement” means the registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”). The term “Prospectus” means the Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. The term “Preliminary Prospectus” means the preliminary prospectus supplement specifically relating to the Securities, together with the Basic Prospectus, filed with the Commission pursuant to Rule 424 under the Securities Act. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Prospectus” and “Preliminary Prospectus” shall include in each case the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”) subsequent to the date of the Underwriting Agreement which are deemed to be incorporated by reference therein. For purposes of this Agreement, the term “Effective Time” means the effective date of the Registration Statement with respect to the offering of Securities, as determined for the Company pursuant to Section 11 of the Securities Act and Item 512 of Regulation S-K, as applicable.

The term “Time of Sale” means 3:15 P.M. (New York City time) on the date of the Underwriting Agreement. The term “Time of Sale Information” means the documents identified in Schedule III to the Underwriting Agreement.

The Issuers hereby agree with the Underwriters as follows:

2.    Representations and Warranties of the Issuers.

(a)    The Company represents and warrants to and agrees with each of the Underwriters that:

(i)    The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the Effective Time, the Registration Statement complied in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date (as defined below), the Prospectus complied in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions in the Registration Statement and the Prospectus and any amendment or supplement thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(ii)    The Time of Sale Information, at the Time of Sale and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information.

(iii)    The Issuers (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the

documents, other than the Preliminary Prospectus, listed on Schedule III to the Underwriting Agreement as constituting part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(iv)    The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information when filed with the Commission, conformed or will conform, as the case may be, in all material respects with the requirements of the Exchange Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)    The Securities have been duly authorized by the Company; the Guarantees have been duly authorized by the applicable Guarantors; and when the Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below) assuming due authentication by the trustee under the Indenture, such Securities will have been duly executed, issued and delivered by the Issuers and will conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus and the provisions of the Indenture and will constitute valid and legally binding obligations of the Issuers, in each case enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(vi)    Since the date as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, (a) there has not been any material adverse change, or any development reasonably likely to have a material adverse change, in the condition (financial or otherwise), financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and (b) there have been no transactions entered into by the Company or any of its subsidiaries which, individually or in the aggregate, are material to the Company and its subsidiaries, considered as one enterprise, other than those transactions in the ordinary course of business, except, in each case, as otherwise set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus.

(vii)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified is not reasonably likely to have a material adverse change in the condition (financial or otherwise), financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as one enterprise.

(viii)    Each Guarantor has been duly incorporated or organized and is validly existing as a corporation or a limited liability company in good standing under the laws of its jurisdiction of incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus, and has been duly qualified as a foreign corporation (or other organization) for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified is not reasonably likely to have a material adverse change in the condition (financial or otherwise), financial position, or results of operations of the applicable Guarantor and its subsidiaries, considered as one enterprise.

(ix)    The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable; and all of the issued shares of capital stock or limited liability company interests, as applicable, of each Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(x)    The execution, delivery and performance of the Indenture and this Agreement and the issuance and sale of the Securities and the compliance by the Company with all of the provisions thereof and the consummation by the Company of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or, to the best of its knowledge, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, decree, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or “blue sky” laws or as have been obtained under the Securities Act or the Trust Indenture Act in connection with the issuance and sale of the Securities by the Issuers; and each of the Issuers has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

(xi)    The execution, delivery and performance of the Indenture and this Agreement and the issuance and sale of the Securities and the compliance by each of the Guarantors with all of the provisions thereof and the consummation by each of the Guarantors of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Guarantors are a party or by which any of the Guarantors are bound or to which any of the property or assets of any of the Guarantors are subject, except where such conflict, breach, violation or default is not reasonably likely to result in a material adverse change in the condition (financial or otherwise), financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as one enterprise, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or By-laws or other organizational document, as applicable, of any of the Guarantors or, to the best of the Company’s knowledge, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Guarantors or any of their respective properties; and no consent, approval, authorization, order, decree, registration or qualification of or with any such court or governmental agency or body is required for the issuance of any of the Guarantees or the consummation by any of the Guarantors of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or “blue sky” laws or as have been obtained under the Securities Act or the Trust Indenture Act in connection with the issuance of the Guarantees.

(xii)    This Agreement has been duly authorized, executed and delivered by each of the Issuers.

(xiii)    (A) The Indenture has been duly qualified under the Trust Indenture Act, (B) the Base Indenture has been duly authorized, executed and delivered by each of the Issuers and is a valid and legally binding obligation of the Issuers, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (C) the Second Supplemental Indenture has been duly authorized and will be, when executed and delivered by the Issuers and each other party thereto, a valid and legally binding obligation of the Issuers, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(xiv)    None of the Issuers is (A) in violation of its Certificate of Incorporation or By-laws, or other organizational document, as applicable, or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, where such default is reasonably likely to result in a material adverse change in the condition (financial or otherwise), financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as one enterprise.

(xv)    Other than as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which is reasonably likely to have, individually or in the aggregate, a material adverse change in the condition (financial or otherwise), financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as one enterprise; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(xvi)    The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xvii)    [RESERVED]

(xviii)    [RESERVED]

(xix)    Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, since the date of the latest audited financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, there has been no material adverse change, nor any development reasonably likely to have a material adverse change, in the condition (financial or otherwise), financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as one enterprise.

(xx)    KPMG LLP, who has certified certain financial statements of the Company and its subsidiaries, is, to the best of the Company’s knowledge, an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(xxi)    [RESERVED]

(xxii)    The Company is not an “ineligible issuer” and is a “well-known seasoned issuer”, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(xxiii)    The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) and have carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(xxiv)    The Company and its subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(xxv)    The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxvi)    The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases of the Company and its subsidiaries (collectively, “IT Systems”) and data used in connection with the business of the Company (including all personal, personally identifiable, sensitive, confidential or regulated data (collectively, “Personal Data”)), except in each case where the failure to do the same is not reasonably likely to have a material adverse change in the condition (financial or otherwise), financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as one enterprise. To the best of the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to IT Systems and Personal Data, nor any incidents under internal review or investigations relating to the same, except in each case where such breaches, violations, outages or unauthorized uses of, accesses or incidents are not reasonably likely to have a material adverse change in the condition (financial or otherwise), financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as one enterprise. The Company and its subsidiaries are presently in compliance with applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except where non-compliance is not reasonably likely to have a material adverse change in the condition (financial or otherwise), financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as one enterprise.

(b)    Each Guarantor, severally, and not jointly, represents and warrants to and agrees with the Underwriters that:

(i)    The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the Effective Time, the Registration Statement complied in all material respects with the Securities Act and the Trust Indenture Act, and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such Guarantor makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions in the Registration Statement and the Prospectus and any amendment or supplement thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(ii)    The Time of Sale Information, at the Time of Sale and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the applicable Guarantor makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the applicable Guarantor in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information.

(iii)    Each Guarantor (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents, other than the Preliminary Prospectus, listed on Schedule III to the Underwriting Agreement as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such Guarantor makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(iv)    The applicable Guarantee has been duly authorized by the Guarantor; and when such Guarantee is delivered pursuant to this Agreement on the Closing Date, such Guarantee will have been duly executed, issued and delivered and will conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus and the provisions of the

Indenture and will constitute a valid and legally binding obligation of the Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(v)    The Guarantor has been duly incorporated or organized and is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus, and has been duly qualified as a foreign corporation (or other organization) for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified is not reasonably likely to have a material adverse change, in the condition (financial or otherwise), financial position or results of operations of the Guarantor and its subsidiaries, considered as one enterprise.

(vi)    The execution, delivery and performance of the Indenture and this Agreement and the issuance of the applicable Guarantee and the compliance by the Guarantor with all of the provisions thereof that are applicable to the Guarantor and the consummation by the Guarantor of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Guarantor is a party or by which the Guarantor is bound or to which any of the property or assets of the Guarantor is subject, except where such conflict, breach, violation or default is not reasonably likely to result in a material adverse change in the condition (financial or otherwise), financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as one enterprise, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws or other organizational documents, as applicable, of the Guarantor or, to the best of its knowledge, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Guarantor or any of its properties; and no consent, approval, authorization, order, decree, registration or qualification of or with any such court or governmental agency or body is required for the issuance of the applicable Guarantee or the consummation by the Guarantor of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or “blue sky” laws or as have been obtained under the Securities Act or the Trust Indenture Act in connection with the issuance and sale of the Securities by the Issuers; and the Guarantor has full power and authority to authorize and issue the Guarantee as contemplated by this Agreement.

(vii)    This Agreement has been duly authorized, executed and delivered by the Guarantor.

(viii)    (A) The Indenture has been duly qualified under the Trust Indenture Act, (B) the Base Indenture has been duly authorized, executed and delivered by the Guarantor and is a valid and legally binding obligation of the Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (C) the Second Supplemental Indenture has been duly authorized and will be, when executed and delivered by the Issuers and each other party thereto, a valid and legally binding obligation of the Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(ix)    The Guarantor is not an “ineligible issuer” as defined under the Securities Act at the times specified in the Securities Act in connection with the offering of the Securities.

3.    Purchase, Sale and Delivery of Initial Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters, and each Underwriter agrees to purchase, severally and not jointly, from the Company, the respective principal amount of Securities set forth opposite such Underwriter’s name on Schedule II hereto at the purchase prices set forth on Schedule I hereto, plus accrued interest, if any, from the date specified in Schedule I hereto to the date of payment and delivery, and the Guarantors agree to issue the Guarantees with respect to the Securities.

The Company understands that the several Underwriters intend (i) to make a public offering of their respective portions of the Securities and (ii) initially to offer the Securities upon the terms set forth in the Registration Statement, the Time of Sale Information and the Prospectus.

The Issuers will deliver, against payment of the purchase price, the Securities in the form of one or more permanent global securities in definitive form (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co. as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Registration Statement, the Time of Sale Information and the Prospectus. Payment for the Securities shall be made by the Underwriters by wire transfer in immediately available funds to an account specified by the Company on the date and at the time set forth in Schedule I hereto, or at such other time not later than five full business days thereafter as the Underwriters and the Company may agree in writing, such time being herein referred to as the “Closing Date,” against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Securities. The Global Securities will be made available for checking by the Representatives at such place as the Representatives and the Company agree not later than 1:00 P.M. New York City time, on the Business Day prior to the Closing Date.

The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person, in each case, with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering). Additionally, no such Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of Securities contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the offering of Securities contemplated hereby, and such Underwriters shall have no responsibility or liability to the Company with respect to any information or advice received by the Company from its own advisors concerning such matters or arising out of its own independent investigation and appraisal of the offering of Securities contemplated hereby. Any review by such Underwriters named in the Underwriting Agreement of the Company, the transactions contemplated thereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

4.    Certain Agreements of the Issuers. The Issuers, jointly and severally, agree with each of the several Underwriters that:

(a)    The Issuers will (i) pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date and (ii) file the Prospectus in a form approved by the Representatives pursuant to Rule 424 under the Securities Act not later than the Commission’s close of business on the second Business Day following the date of determination of the offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act. The Company will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Schedule VII to the Underwriting Agreement) to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b)    The Issuers will advise the Representatives promptly after obtaining knowledge, and, if requested by the Representatives, confirm in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period (as defined below in Section 4(c)) as a result of which (A) the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a Purchaser, not misleading, or (B) the Time of Sale Information or any Issuer Free Writing Prospectus as then amended and supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Time of Sale Information or any Issuer Free Writing Prospectus is delivered to a Purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act and (vii) of the receipt by the Company of any notice from the Commission or any other securities regulators having jurisdiction over the offering of the Securities with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement (as described in clause (iv) above), preventing or suspending the use of any Preliminary Prospectus or the Prospectus (as described in clause (iv) above) or suspending any such qualification of the Securities (as described in clause (iv) above) and, if any such order is issued, will obtain as soon as reasonably possible the withdrawal thereof.

(c)    The Company will deliver, without charge, to each Underwriter during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus (if applicable) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(d)    Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus during the Prospectus Delivery Period, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters, within a reasonable time prior to the filing thereof with the Commission, a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not during the Prospectus Delivery Period use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement (other than any document required to be filed with the Commission under the Exchange Act and incorporated by reference into the Registration Statement or Prospectus) to which the Representatives reasonably objects.

(e)    If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances then prevailing, be misleading or so that the Time of Sale Information will comply with law.

(f)    If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g)    The Issuers will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such states in the United States as the Representatives may reasonably designate and will continue such qualifications in effect so long as reasonably required for the distribution of the Securities by the Underwriters; provided that in connection therewith none of the Issuers will be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

(h)    The Company will make generally available to its security holders and the Representatives an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i)    During the period of two years after the Closing Date, none of the Issuers will be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(j)    The Company will pay all expenses incidental to the performance of the Issuers’ obligations under this Agreement and the Indenture including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and delivery of the Securities, the preparation and printing of this Agreement, the Securities, the Indenture, the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Securities; (iii) the cost of any advertising approved by the Company in connection with the issue of the Securities, (iv) any expenses (including the reasonable fees and disbursements of counsel) incurred in connection with qualification of the Securities for sale under the laws of such jurisdictions as the Representatives designate (subject to the limitations set forth in paragraph (g) above) and the printing of memoranda relating thereto, (v) any fees charged by investment rating agencies for the rating of the Securities, and (vi) expenses incurred in distributing the Time of Sale Information and the Prospectus (including any amendments and supplements thereto) to the Representatives. Unless this Agreement is terminated pursuant to Section 10, the Company will reimburse the Underwriters for all travel expenses of the Underwriters and the Company’s officers and employees and any other expenses of the Underwriters and the Company in connection with attending or hosting meetings with prospective purchasers of the Securities.

(k)    In connection with the offering, until and including the Business Day following the Closing Date, neither the Issuers nor any of their affiliates have or will, either alone or with one or more other persons, bid for or purchase for any account in which they or any of their affiliates have a beneficial interest in any Securities or attempt to induce any person to purchase any Securities; and neither they nor any of their affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Securities.

(l)    The Company will not offer, sell, contract to sell, or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, other than under any credit facility or commercial paper program of the Company, without the prior written consent of the Representatives, which shall not be unreasonably withheld or delayed, for a period beginning at the time of execution of this Agreement and ending on the Closing Date or the failure of the consummation of the purchase and sale of the Securities as contemplated by Section 3 hereof.

(m)    The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus.

(n)    The Company will file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the Prospectus Delivery Period.

(o)    The Company will retain copies of each Issuer Free Writing Prospectus it has used that is not filed with the Commission in accordance with, and to the extent provided in Rule 433 under the Securities Act.

5.    Certain Agreements of the Underwriters. Each Underwriter represents and agrees that:

(a)    It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Schedule III to the Underwriting Agreement or prepared pursuant to Sections 2(a)(iii), 2(b)(iii) or Section 4(d) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing.

(b)    Notwithstanding the foregoing the Underwriters may use a term sheet substantially in the form of Schedule VII to the Underwriting Agreement without the consent of the Company.

(c)    It will not knowingly offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws and regulations thereof, and it will take at its own expense whatever action is required to permit its resale of the Securities in such jurisdictions.

6.    Conditions of the Obligations of the Underwriters. The several obligations of the Underwriters to purchase and pay for the Securities will be subject to the performance by the Issuers of their respective obligations hereunder and to the following additional conditions precedent:

(a)    If a post-effective amendment to the Registration Statement is required to be filed under the Securities Act, such post-effective amendment shall have become effective, and the Representatives shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date of the Underwriting Agreement; if applicable, the Rule 462(b) Registration Statement shall have become effective by 10:00 A.M. New York City time on the business day following the date of the Underwriting Agreement; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)    The representations and warranties of the Issuers contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Issuers and their officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)    (i) No downgrading shall have, subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, occurred in the rating accorded the Securities or any other debt securities or preferred stock of or guaranteed by the Company or the Guarantors by any “nationally recognized statistical rating organization”, as such term is defined by Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have, subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock of or guaranteed by the Company or the Guarantors, in each case with respect to the Company and the Guarantors, with negative implications of a possible downgrading.

(d)    No event or condition of a type described in Section 2(a)(iv) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)    Jenner & Block LLP, counsel for the Issuers, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 Statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Schedule V attached hereto.

(f)    The Representatives shall have received an opinion, dated the Closing Date, from Gregory S. Gallopoulos, Senior Vice President, General Counsel and Secretary of the Company, in the form of Schedule VI attached hereto.

(g)    The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 Statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request from the Company to enable them to pass upon such matters.

(h)    No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(i)    The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Issuers in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(j)    The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company (which certificate shall be executed on behalf of the Company, and not in such officer’s personal capacity) who has specific knowledge of the Company’s financial matters and is reasonably satisfactory to the Representatives in which such officer, to the best of his or her knowledge after reasonable investigation, shall (i) confirm that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 2(a)(i) and 2(a)(ii) hereof are true and correct, (ii) confirm that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) certify to the effect set forth in paragraphs (a) and (c) above.

(k)    The Representatives shall have received a certificate, dated the Closing Date, of an executive officer of each of the Guarantors (which certificate shall be executed on behalf of such Guarantor, and not in such officer’s personal capacity) in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that the representations and warranties of such Guarantor in this Agreement are true and correct in all material respects, and that such Guarantor has, in all material respects, complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(l)    On the date of this Agreement and on the Closing Date, KPMG LLP shall have furnished to the Representatives, at the request of the Company, a letter, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

The Issuers will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Representatives compliance with any conditions to the obligations of the Representatives hereunder.

7.    Indemnification.

(a)    The Issuers agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses as incurred (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim, and subject to subsection (i) of this Section 7, any and all amounts paid in settlement of any claim or litigation), to which they or any of them may become subject under the Securities Act, the Exchange Act or any other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case under clause (i) or (i) except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Issuers, their respective directors and officers and each person, if any, who controls any of the Issuers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange

Act against any and all losses, liabilities, claims, damages and expenses as incurred (including but not limited to reasonable attorney’s fees and any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim, and subject to subsection (c) of this Section 7, any and all amounts paid in settlement of any claim or litigation), to which they or any of them may become subject under the Securities Act, the Exchange Act or any other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or action in respect thereof) arise out of or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Issuers in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the information identified in the Underwriting Agreement as being provided by the Underwriters. The Issuers acknowledge that the information identified as “Underwriter Information” on Schedule I hereto constitutes the only information furnished in writing by the Underwriters or the Representatives expressly for use in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information.

(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have been advised by counsel that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying party or parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (iv) effected with its written consent or (v) effected without its written consent if (1) the settlement is entered into more than 20 business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party), (2) such indemnifying party shall have received notice of the terms of such settlement at least 20 business days prior to such settlement being entered into and (3) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party), an indemnifying party shall not be liable for any settlement of the nature contemplated by this Section 7(c) effected without its consent if such indemnifying party (vi) reimburses such indemnified party in accordance with such request to the extent that it considers such request to be reasonable and (vii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

8.    Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Issuers and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any reasonable investigation, legal and other expenses incurred in connection with, and, subject to the last sentence of this Section 8(a), any amount paid settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Issuers any contribution received by the Issuers from persons, other than the Underwriters, who may also be liable for contribution, including persons who control any of the Issuers within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) as incurred to which the Issuers and the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Issuers and the Underwriters from the offering of the Securities or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Issuers and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of discounts and commissions but before deducting expenses) received by the Company and (y) the discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Issuers and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 7(a). The Issuers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (a) in no case shall the Underwriters be liable or responsible for any amount in excess of the discount applicable to the Securities purchased by the Underwriters hereunder, and (b) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8 and the preceding sentence, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and resold exceeds the amount of any damages that it has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Underwriters, and each person, if any, who controls any of the Issuers within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, shall have the same rights to contribution as the Issuers, subject in each case to clauses (a) and (b) of this Section (8). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section (8) or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such consent was not unreasonably withheld.

9.    Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by written notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (a) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (b) trading of any securities issued or guaranteed by the Company shall have been suspended on the New York Stock Exchange; (c) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (d) there shall have occurred a material disruption in commercial banking or securities settlement or clearing services; or (e) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States; provided that, in the case of clauses (d) and (e) above, the occurrence of such event is, in the judgment of the Representatives, material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10.    Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.

(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed 10% of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds 10% of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 4(j) hereof and except that the provisions of Section 7 and Section 8 hereof shall not terminate and shall remain in effect.

(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

(e)    As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in the Underwriting Agreement that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

11.    Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuers or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Issuers or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If for any reason the purchase of the Securities by the Underwriters is not consummated, the Issuers shall remain responsible for their own expenses to be paid or reimbursed by it pursuant to Section 4(j) and the respective obligations of the Issuers and the Underwriters pursuant to Sections 7 and 8 shall remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the occurrence of any event specified in clause (a), (c), (d) or (e) of Section 9, and other than as a result of the termination of this Agreement pursuant to Section 10, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Securities.

12.    Notices. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to the Representatives at the address appearing in Schedule I hereto, or, if sent to the Issuers, will be mailed, delivered or telegraphed and confirmed to the Company at 11011 Sunset Hills Road, Reston, Virginia 20190, Attention: General Counsel;

provided, however, that any notice to the Representatives pursuant to Sections 7 and 8 will be mailed, delivered or telegraphed and confirmed to the Representatives.

13.    Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14.    Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16.    Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

17.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party of this Agreement and any interest and obligation in or under this Agreement will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or any BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 17:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. 1841(k);

“Covered Entity” means any of the following:

(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)     a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1 as applicable;

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Issuers and the Underwriters in accordance with its terms.

Very truly yours,

GENERAL DYNAMICS CORPORATION
AMERICAN OVERSEAS MARINE COMPANY, LLC

Each by:	/s/ David H. Fogg
Name: David H. Fogg
Title: Vice President and Treasurer

BATH IRON WORKS CORPORATION
ELECTRIC BOAT CORPORATION
GENERAL DYNAMICS GOVERNMENT
SYSTEMS CORPORATION
GENERAL DYNAMICS LAND
SYSTEMS INC.
GENERAL DYNAMICS ORDNANCE
AND TACTICAL SYSTEMS, INC.
GENERAL DYNAMICS-OTS, INC.
GULFSTREAM AEROSPACE
CORPORATION
NATIONAL STEEL AND
SHIPBUILDING COMPANY

Each by:	/s/ David H. Fogg
Name: David H. Fogg
Title: Treasurer

[Signature Page to the Underwriting Agreement]

The foregoing Underwriting Agreement is

hereby confirmed and accepted as of

the date first above written.

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

BofA Securities, Inc.

By:	/s/ Andrew Karp
Name: Andrew Karp
Title: Managing Director

J.P. Morgan Securities LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Representatives:	Wells Fargo Securities, LLC BofA Securities, Inc. J.P. Morgan Securities LLC

Underwriting Agreement dated:	March 23, 2020

Registration Statement No.:	333-223853

Indenture:	The Base Indenture dated as of March 22, 2018, by and among the Company, the Guarantors and The Bank of New York Mellon, as Trustee, as supplemented by the Second Supplemental Indenture to be dated as of March 25, 2020 among the Company, the Guarantors and The Bank of New York Mellon

Title, Purchase Price and Description of 2025 Notes:

Title:	3.250% Notes due 2025

Principal amount:	$750,000,000

Purchase Price:	99.205% of the principal amount of the 2025 Notes, plus accrued interest, if any, from March 25, 2020 to the Closing Date

Price to Public:	99.555% of the principal amount of the 2025 Notes, plus accrued interest, if any, from March 25, 2020 to the Closing Date

Maturity:	April 1, 2025

Coupon (Interest Rate):	3.250%

Interest Payment Dates:	April 1 and October 1 of each year, beginning on October 1, 2020

Title, Purchase Price and Description of 2027 Notes:

Title:	3.500% Notes due 2027

Principal amount:	$750,000,000

Purchase Price:	98.752% of the principal amount of the 2027 Notes, plus accrued interest, if any, from March 25, 2020 to the Closing Date

Price to Public:	99.152% of the principal amount of the 2027 Notes, plus accrued interest, if any, from March 25, 2020 to the Closing Date

Maturity:	April 1, 2027

Coupon (Interest Rate):	3.500%

Interest Payment Dates:	April 1 and October 1 of each year, beginning on October 1, 2020

Title, Purchase Price and Description of 2030 Notes:

Title:	3.625% Notes due 2030

Principal amount:	$1,000,000,000

Purchase Price:	98.497% of the principal amount of the 2030 Notes, plus accrued interest, if any, from March 25, 2020 to the Closing Date

Price to Public:	98.947% of the principal amount of the 2030 Notes, plus accrued interest, if any, from March 25, 2020 to the Closing Date

Maturity:	April 1, 2030

Coupon (Interest Rate):	3.625%

Interest Payment Dates:	April 1 and October 1 of each year, beginning on October 1, 2020

Title, Purchase Price and Description of 2040 Notes:

Title:	4.250% Notes due 2040

Principal amount:	$750,000,000

Purchase Price:	98.080% of the principal amount of the 2040 Notes, plus accrued interest, if any, from March 25, 2020 to the Closing Date

Price to Public:	98.830% of the principal amount of the 2040 Notes, plus accrued interest, if any, from March 25, 2020 to the Closing Date

Maturity:	April 1, 2040

Coupon (Interest Rate):	4.250%

Interest Payment Dates:	April 1 and October 1 of each year, beginning on October 1, 2020

Title, Purchase Price and Description of 2050 Notes:

Title:	4.250% Notes due 2050

Principal amount:	$750,000,000

Purchase Price:	97.655% of the principal amount of the 2050 Notes, plus accrued interest, if any, from March 25, 2020 to the Closing Date

Price to Public:	98.530% of the principal amount of the 2050 Notes, plus accrued interest, if any, from March 25, 2020 to the Closing Date

Maturity:	April 1, 2050

Coupon (Interest Rate):	4.250%

Interest Payment Dates:	April 1 and October 1 of each year, beginning on October 1, 2020

Closing Date:	March 25, 2020

Closing Location:	Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017

Address for Notices to Underwriters:

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Facsimile: (704) 410-0326

Attention: Transaction Management

BofA Securities, Inc.

50 Rockefeller Plaza

NY1-050-12-02

New York, New York 10020

Facsimile: (646) 855-5958

Attention: High Grade Transaction Management/Legal

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Facsimile: (212) 270-1063

Attention: Investment Grade Syndicate Desk

Underwriter Information:

a)  The third paragraph of text under the caption “Underwriting (conflicts of interest)” in the Preliminary Prospectus Supplement and the Prospectus Supplement concerning the terms of offering, including the concession and reallowance to certain dealers, by the Underwriters;

b)  The third and fourth sentences of the sixth paragraph of text under the caption “Underwriting (conflicts of interest)” in the Preliminary Prospectus Supplement and the Prospectus Supplement relating to market making by the Underwriters; and

c)  The seventh and eighth paragraphs of text under the caption “Underwriting (conflicts of interest)” in the Preliminary Prospectus Supplement and the Prospectus Supplement relating to over-allotment and stabilization by the Underwriters and penalty bids that may be imposed by the Underwriters.

SCHEDULE II

Underwriter	Aggregate Principal Amount of 2025 Notes	Aggregate Principal Amount of 2027 Notes	Aggregate Principal Amount of 2030 Notes	Aggregate Principal Amount of 2040 Notes	Aggregate Principal Amount of 2050 Notes
Wells Fargo Securities, LLC	$135,000,000	$135,000,000	$180,000,000	$135,000,000	$135,000,000
BofA Securities, Inc.	$120,000,000	$120,000,000	$160,000,000	$120,000,000	$120,000,000
J.P. Morgan Securities LLC	$105,000,000	$105,000,000	$140,000,000	$105,000,000	$105,000,000
BBVA Securities Inc.	$75,000,000	$75,000,000	$100,000,000	$75,000,000	$75,000,000
Mizuho Securities USA LLC	$67,500,000	$67,500,000	$90,000,000	$67,500,000	$67,500,000
RBC Capital Markets, LLC	$67,500,000	$67,500,000	$90,000,000	$67,500,000	$67,500,000
Lloyds Securities Inc.	$45,000,000	$45,000,000	$60,000,000	$45,000,000	$45,000,000
MUFG Securities Americas Inc.	$45,000,000	$45,000,000	$60,000,000	$45,000,000	$45,000,000
SMBC Nikko Securities America, Inc.	$30,000,000	$30,000,000	$40,000,000	$30,000,000	$30,000,000
Scotia Capital (USA) Inc.	$22,500,000	$22,500,000	$30,000,000	$22,500,000	$22,500,000
PNC Capital Markets LLC	$7,500,000	$7,500,000	$10,000,000	$7,500,000	$7,500,000
U.S. Bancorp Investments, Inc.	$7,500,000	$7,500,000	$10,000,000	$7,500,000	$7,500,000
TD Securities (USA) LLC	$7,500,000	$7,500,000	$10,000,000	$7,500,000	$7,500,000
Academy Securities, Inc.	$7,500,000	$7,500,000	$10,000,000	$7,500,000	$7,500,000
Blaylock Van, LLC	$3,750,000	$3,750,000	$5,000,000	$3,750,000	$3,750,000
Drexel Hamilton, LLC	$3,750,000	$3,750,000	$5,000,000	$3,750,000	$3,750,000

Total:	$750,000,000	$750,000,000	$1,000,000,000	$750,000,000	$750,000,000

II-1

SCHEDULE III

Time of Sale Information

1.	Preliminary Prospectus dated March 23, 2020

2.	Pricing Term Sheet dated March 23, 2020, as set forth in Schedule VII to the Underwriting Agreement

III-1

SCHEDULE IV

GUARANTORS

American Overseas Marine Company, LLC, a Delaware limited liability company

Bath Iron Works Corporation, a Maine corporation

Electric Boat Corporation, a Delaware corporation

General Dynamics Government Systems Corporation, a Delaware corporation

General Dynamics Land Systems Inc., a Delaware corporation

General Dynamics Ordnance and Tactical Systems, Inc., a Virginia corporation

General Dynamics-OTS, Inc., a Delaware corporation

Gulfstream Aerospace Corporation, a Delaware corporation

National Steel and Shipbuilding Company, a Nevada corporation

IV-1

SCHEDULE V

OPINION OF JENNER & BLOCK LLP

[________ ___], 20[___]

[The Representatives]

as representatives of the several Underwriters

party to the Underwriting Agreement

Ladies and Gentlemen:

We are issuing this letter in our capacity as special counsel for General Dynamics Corporation (the “Corporation”) in response to the requirement of Section 6(e) of the Underwriting Agreement dated [________ ___], 20[___] (the “Underwriting Agreement”) by and among the Corporation, the guarantors named therein (the “Guarantors” and, together with the Corporation, the “Issuers”) and [the Representatives], as representatives of the several Underwriters party thereto (the “Representatives”). The Underwriting Agreement relates to the offering (the “Offering”) of certain [Title of Debt Securities], including the guarantees of the Guarantors related thereto (the “Securities”). Every capitalized term which is defined or given a special meaning in the Underwriting Agreement and which is not given a different meaning in this letter has the same meaning whenever it is used in this letter as the meaning it is given in the Underwriting Agreement.

In connection with the preparation of this letter, we have among other things read:

(a)    the Registration Statement on Form S-3 (Registration No. 333-223853) filed by the Corporation with the Securities and Exchange Commission (the “Commission”) for the purpose of registering the Offering under the Securities Act of 1933, as amended (the “Securities Act”) (which registration statement, as amended and including the information incorporated therein by reference and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act, and as constituted at the Effective Time, is herein called the “Registration Statement”);

(b)    the Prospectus of the Corporation dated March 22, 2018 (the “Basic Prospectus”) and the Preliminary Prospectus Supplement thereto dated [________ ___], 20[___] (which Basic Prospectus and Preliminary Prospectus Supplement, including the information incorporated therein by reference, are herein collectively called the “Preliminary Prospectus”);

(c)    the Basic Prospectus and the Prospectus Supplement thereto dated [________ ___], 20[___] (which Basic Prospectus and Prospectus Supplement,

including the information incorporated therein by reference, are herein collectively called the “Prospectus”);

(d)    the reports filed by the Corporation pursuant to the Exchange Act and incorporated by reference into the Preliminary Prospectus and the Prospectus;

(e)    the Indenture, dated as of March 22, 2018 by and among the Corporation, the Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture thereto, dated as of [________ ___], 20[___] (the “Indenture”);

(f)    an executed copy of the Underwriting Agreement;

(g)    a specimen of the Securities;

(h)    a copy of the resolutions of the Board of Directors of the Corporation adopted on February 8, 2018;

(i)    a copy of the resolutions of the Board of Directors of each of the Guarantors adopted on March 16, 2018;

(j)    a copy of the Restated Certificate of Incorporation of the Corporation, as amended, certified as of a recent date by the Secretary of State of Delaware;

(k)    a copy of the Amended and Restated By-laws of the Corporation; and

(l)    copies of all certificates and other documents delivered today in connection with the consummation of the Offering.

Subject to the assumptions, qualifications and limitations which are identified in this letter, we advise you that:

(i)    (A) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; (B) (i) to our knowledge no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and (ii) the Indenture was qualified under the Trust Indenture Act; (C) each of the Preliminary Prospectus and the Prospectus was filed with the Commission pursuant to Rule 424(b) under the Securities Act; and (D) to our knowledge no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the Offering has been initiated or threatened by the Commission.

(ii)    the Corporation is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus;

(iii)    (A) (1) the Indenture has been duly authorized, executed and delivered by the Issuers; (2) the Securities have been duly authorized, executed and delivered by the Issuers; (3) the Indenture and the Securities, assuming due authentication, execution and delivery thereof by the Trustee and receipt of consideration by the Corporation therefor as contemplated by the Underwriting Agreement, constitute valid and legally binding obligations of the Issuers enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing; and (B) the Indenture and the Securities conform in all material respects to the description thereof contained in the Time of Sale Information and the Prospectus;

(iv)    the Underwriting Agreement has been duly authorized, executed and delivered by the Issuers;

(v)    the execution, delivery and performance of the Indenture and the Underwriting Agreement and the issuance and sale of the Securities and the compliance by the Corporation with all of the provisions thereof and the consummation by the Corporation of the transactions contemplated therein on the Closing Date will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument set forth on Schedule A attached hereto (the “Specified Agreements”) (but no opinion is expressed with respect to conflicts, breaches, violations or defaults under any cross-default provisions or any financial covenants, ratios or tests in any Specified Agreement), except where such conflict, breach, violation or default is not reasonably likely to have a material adverse change in the condition (financial or otherwise), financial position, stockholders’ equity or results of operations of the Corporation and its subsidiaries, considered as one enterprise, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws (each as amended) of any of the Issuers or any statute or any order, rule or regulation known to us of any court or governmental agency or body having jurisdiction over the Issuers or any of their properties (but no opinion is expressed in this paragraph as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of the indemnification or contribution provisions in the Underwriting Agreement would be permitted); and each of the Issuers has the corporate power and authority to authorize, issue and sell the Securities as contemplated by the Underwriting Agreement;

(vi)    the execution, delivery and performance of the Indenture and the Underwriting Agreement and the issuance and sale of the Securities and the compliance by the Guarantors with all of the provisions thereof and the consummation by the Guarantors of the transactions contemplated therein on the Closing Date will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any of the Specified Agreements (but no opinion is expressed with respect to conflicts, breaches, violations or defaults under any cross-default provisions or any financial covenants, ratios or tests in any Specified Agreement), except where such conflict, breach, violation or default is not reasonably likely to have a material adverse change in the condition (financial or otherwise), financial position, stockholders’ equity or results of operations of the Corporation and its subsidiaries, considered as one enterprise;

(vii)    no consent, approval, authorization, order, decree, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Securities or the consummation by the Issuers of the transactions contemplated by the Underwriting Agreement, except for the registration of the Offering under the Securities Act and the qualification of the Indenture under the Trust Indenture Act;

(viii)    the statements set forth in the Basic Prospectus under the caption “Description of the Debt Securities and Guarantees” and the statements set forth in the Preliminary Prospectus Supplement and the Prospectus Supplement under the caption “Description of the Notes and Guarantees,” in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present in all material respects the information set forth therein with respect to such legal matters, documents and proceedings; and the statements set forth in the Preliminary Prospectus Supplement and the Prospectus Supplement under the caption “Material U.S. Federal Tax Consequences,” insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are accurate and fairly summarize in all material respects the United States federal tax laws referred to therein;

(ix)    the documents incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus or any further amendment or supplement thereto made by the Issuers prior to the Closing Date (other than the financial statements and related notes and schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which we express no opinion), when they became effective or were filed with the Commission, as the case may be, and as amended if such a document has been amended, appeared on their face to be responsive in all material respects with the requirements as to form of the Exchange Act and the rules and regulations thereunder;

(x)    the Registration Statement, as of the Effective Time, and each Issuer Free Writing Prospectus included in the Time of Sale Information and the Prospectus, as of the date of the Prospectus Supplement and as of the date of this letter, (other than the financial statements and related notes and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we express no opinion) appeared on their face to be responsive in all material respects to the requirements as to form of Form S-3; and

(xi)    none of the Issuers is an “investment company,” as such term is defined in the Investment Company Act.

•••••••••

The purpose of our professional engagement was not to establish factual matters, and the preparation of the Registration Statement, the Time of Sale Information and the Prospectus involved many determinations of a wholly or partially non-legal character. Except to the extent otherwise explicitly indicated in numbered paragraph (viii) above, we make no representation that we have independently verified the accuracy, completeness or fairness of the Registration Statement, the Time of Sale Information or the Prospectus or that the actions taken in connection with the preparation of the Registration Statement, the Time of Sale Information or the Prospectus (including the actions described in the next paragraph) were sufficient to cause the Prospectus, the Time of Sale Information or the Registration Statement to be accurate, complete or fair. We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Time of Sale Information, the Prospectus or the Registration Statement, except to the extent otherwise explicitly indicated in numbered paragraph (viii) above.

We have participated in the preparation of the Registration Statement, the Time of Sale Information and the Prospectus. During the course of such preparation, we examined various documents, including those listed at the beginning of our letter, and participated in various conferences with representatives and counsel of the Corporation, with representatives of the independent accountants for the Corporation and representatives of and counsel to the Underwriters, at which conferences the contents of the Registration Statement, the Time of Sale Information and the Prospectus (and the documents incorporated therein by reference) were reviewed and discussed.

Based on our participation in the conferences and discussions identified above, our understanding of applicable law and the experience that we have gained in the practice thereunder and relying as to factual matters to the extent we deem appropriate upon the representations and statements of officers and other representatives of the Corporation, we advise you that no fact came to our attention to cause us to conclude that (i) the Registration Statement, as of the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Information, at the Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date, or as of the date of this letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for, in each case, financial statements and related notes and schedules and other financial and statistical and similar data and information included therein or incorporated by reference therein or omitted therefrom, as to which we express no opinion.

•••••••••

Except for the activities described in the immediately preceding section of this letter, we have not undertaken any investigation to determine the facts upon which the advice in this letter is based.

We have assumed for purposes of this letter: each document we have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; that the Underwriting Agreement and every other agreement we have examined for purposes of this letter constitutes a valid and binding obligation of each party to that document and that each such party has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement (except that we make no such assumption with respect to the Corporation or the Guarantors); and that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the advice provided in this letter. We have also made other assumptions which we believe to be appropriate for purposes of this letter.

In preparing this letter we have relied without independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Underwriting Agreement, in the other documents specifically identified at the beginning of this letter as having been read by us and in the certificates and other documents executed by the Corporation and the Guarantors and delivered to you or to the trustee under the Indenture in connection with the consummation of the Offering;

(iii) factual information provided to us by the Corporation or its representatives; and (iv) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

We confirm that we do not have knowledge that has caused us to conclude that our reliance and assumptions cited in the two immediately preceding paragraphs are unwarranted. Whenever this letter provides advice about (or based upon) our knowledge of any particular information or about any information which has or has not come to our attention such advice is based entirely on the conscious awareness at the time this letter is delivered on the date it bears by the lawyers with Jenner & Block LLP at that time who have engaged in substantive representation of the Corporation in connection with (i) the Offering and (ii) the preparation and filing of reports required to be filed with the Commission by the Corporation pursuant to the Exchange Act and incorporated by reference into the Registration Statement or the Prospectus.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York, the General Corporation Law of the State of Delaware or the federal law of the United States, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. With respect to our opinions above, we have assumed, with your permission, that the laws of states of Maine, Nevada and Virginia are the same as the laws of the State of Delaware. Our opinions are limited to the specific issues addressed. None of the opinions or other advice contained in this letter considers or covers: (i) any foreign or state securities (or “blue sky”) laws or regulations; (ii) any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial information set forth or incorporated by reference in (or omitted from) the Registration Statement, the Time of Sale Information or the Prospectus; (iii) any rules and regulations of the Financial Industry Regulatory Authority, Inc. relating to the compensation of Underwriters; (iv) the rules and regulations of the New York Stock Exchange, LLC or any other relevant securities exchange; or (v) the Form T-1 filed as an exhibit to the Registration Statement. This letter does not cover any other laws, statutes, governmental rules or regulations or decisions which in our experience are not usually considered for or covered by opinions like those contained in this letter or are not generally applicable to transactions of the kind covered by the Underwriting Agreement.

This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law, other governmental requirement or interpretation thereof covered by any of our opinions or advice, or for any other reason.

This letter may be relied upon by the Underwriters only for the purpose served by the provision in the Underwriting Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without our written consent: (i) no person other than the Underwriters may rely on this letter for any purpose (except that the Trustee may rely upon paragraph (ii) of this letter in connection with the performance of its obligations under the Indenture to the same extent as if this letter had been addressed to the Trustee); (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

SCHEDULE A

[Circulated Separately]

A-1

SCHEDULE VI

Opinion of the Company’s Senior Vice President, General Counsel and Secretary

[________ ___], 20[___]

[The Representatives]

as representatives of the several Underwriters party

to the Underwriting Agreement

Ladies and Gentlemen:

I am the Senior Vice President, General Counsel and Secretary of General Dynamics Corporation, a Delaware corporation (the “Company”), and I have acted as legal counsel in connection with that Underwriting Agreement by and among the Company, the Guarantors named therein and [Name of Representatives] dated [________ ___], 20[___] (the “Underwriting Agreement”). This opinion is being delivered pursuant to Section 6(f) of the Underwriting Agreement. Initially capitalized terms not defined herein have the meanings assigned to them in the Underwriting Agreement.

In arriving at the opinions expressed below, I am familiar with, and either I or those under my supervision have examined the following documents, in each case including the documents incorporated by reference therein: the Registration Statement, the Time of Sale Information and the Prospectus.

I have also made such investigations of law, relied as to factual matters on such other documents and instruments and reviewed information or held such conferences with officers and employees of the Company, as I have deemed appropriate. As to any fact material to my opinion, I have (with your permission and without any investigation or independent confirmation) assumed the accuracy of such instruments, certificates and documents with respect to the facts stated therein. In rendering the opinion that follows, I have assumed and not verified (i) the genuineness of the signatures of persons signing all documents and instruments in connection with which this opinion is rendered other than on behalf of the Company and the Guarantors, (ii) the authority of such persons signing all documents on behalf of the parties thereto other than the Company and the Guarantors, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to the original documents of all documents submitted to us as copies, (v) that all documents which must be executed and delivered by parties other than the Company and the Guarantors to be effective have been duly authorized, executed and delivered by such other parties and (vi) that the Notes have been fully paid for.

In clauses 1, 3 and 4 below, I have relied exclusively upon certificates or other documents from public officials as to the matters stated in such documents and certificates and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such document or certificate.

Based on the foregoing and subject to the assumptions, qualifications and limitations as may be set forth below, it is my opinion that:

1.    each of the Guarantors has been duly incorporated or organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

2.    all of the issued shares of capital stock or limited liability company interests, as applicable, of each Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all encumbrances, equities or claims;

3.    the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not result in a material adverse change in the condition (financial or otherwise), financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as one enterprise;

4.    each of the Guarantors has been duly qualified as a foreign corporation (or other organization) for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not result in a material adverse change in the condition (financial or otherwise), financial position or results of operations of the applicable Guarantor; and

5.    to the best of my knowledge after reasonable investigation, neither the Company nor any Guarantor is (a) in violation of its Certificate of Incorporation or By-laws, as amended, or other organizational documents, as applicable, or (b) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, or lease or agreement or other material instrument to which it is a party or by which it or any of its properties may be bound, where such default is reasonably expected by the Company to have a material adverse change in the condition (financial or otherwise), financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as one enterprise.

Although I have not independently verified and am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information

and the Prospectus, no information has come to my attention that leads me to believe that (i) the Registration Statement, as of the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Information, at the Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, as of its date, or as of the date of this letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except for, in each case, financial statements and related notes and schedules and other financial and statistical and similar data and information included therein or incorporated by reference therein or omitted therefrom, as to which I express no opinion.

I am a member of the Bar of the State of Illinois and am qualified as Corporate Counsel Registrant in the State of Virginia. This opinion is limited to the Delaware General Corporation Law, the internal law of the State of Illinois and the federal securities laws of the United States, and I express no opinion as to the laws of any other jurisdiction. I know that the Underwriting Agreement is stated to be governed by the laws of the State of New York. However, for purposes of rendering the opinion, I have assumed, with your permission, that the Underwriting Agreement is stated to be governed by the laws of the State of Illinois. My opinions are limited to the specific issues addressed and are limited in all respects to laws and facts existing on the date hereof. By rendering my opinions, I do not undertake to advise you of any changes in such laws, or facts that may occur after the date hereof.

This opinion is furnished only for your benefit and may not be relied upon by any other person or entity, nor may copies be delivered or disclosed to any other person or entity, without my prior written consent.

Very truly yours,

Gregory S. Gallopoulos
Senior Vice President, General Counsel and Secretary

SCHEDULE VII

Issuer Free Writing Prospectus

(relating to Preliminary Prospectus Supplement dated

March 23, 2020 and Prospectus dated March 22, 2018)

Filed pursuant to Rule 433

Registration Number 333-223853

General Dynamics Corporation

Pricing Term Sheet

March 23, 2020

$750,000,000 3.250% Notes due 2025

$750,000,000 3.500% Notes due 2027

$1,000,000,000 3.625% Notes due 2030

$750,000,000 4.250% Notes due 2040

$750,000,000 4.250% Notes due 2050

Issuer:	General Dynamics Corporation (the “Company”)

Guarantors:	American Overseas Marine Company, LLC; Bath Iron Works Corporation; Electric Boat Corporation; General Dynamics Government Systems Corporation; General Dynamics Land Systems Inc.; General Dynamics Ordnance and Tactical Systems, Inc.; General Dynamics-OTS, Inc.; Gulfstream Aerospace Corporation; and National Steel and Shipbuilding Company

Security Type:	Senior Unsecured Notes

Securities:

3.250% Notes due 2025 (the “2025 Notes”)

3.500% Notes due 2027 (the “2027 Notes”)

3.625% Notes due 2030 (the “2030 Notes”)

4.250% Notes due 2040 (the “2040 Notes”)

4.250% Notes due 2050 (the “2050 Notes”)

Principal Amount:	2025 Notes: $750,000,000 2027 Notes: $750,000,000 2030 Notes: $1,000,000,000 2040 Notes: $750,000,000 2050 Notes: $750,000,000

Maturity:	2025 Notes: April 1, 2025 2027 Notes: April 1, 2027 2030 Notes: April 1, 2030 2040 Notes: April 1, 2040 2050 Notes: April 1, 2050

Coupon (Interest Rate):	2025 Notes: 3.250% 2027 Notes: 3.500% 2030 Notes: 3.625% 2040 Notes: 4.250% 2050 Notes: 4.250%

Price to Public:

2025 Notes: 99.555% of the principal amount

2027 Notes: 99.152% of the principal amount

2030 Notes: 98.947% of the principal amount

2040 Notes: 98.830% of the principal amount

2050 Notes: 98.530% of the principal amount

Day Count Convention:	30 / 360

Use of Proceeds

The Company intends to use the net proceeds from this offering, after deducting the underwriting discounts and its estimated expenses, to repay $2.0 billion principal amount of its 2.875% Notes due 2020 upon maturity, to repay $0.5 billion principal amount of its Floating Rate Notes due 2020 upon maturity and for general corporate purposes, including the repayment of a portion of its borrowings under its commercial paper program as they mature. Pending the application, the Company may invest the net proceeds of the offering in short-term investments, including marketable securities.

Conflicts of Interest:	Wells Fargo Securities, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC or the other underwriters or certain of their respective affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a conflict of interest within the meaning of Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (‘‘FINRA Rule 5121’’). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a ‘‘qualified independent underwriter’’ is not necessary in connection with this offering as the notes are investment grade rated securities.

Yield to Maturity:	2025 Notes: 3.347% 2027 Notes: 3.638% 2030 Notes: 3.752% 2040 Notes: 4.338% 2050 Notes: 4.338%

Spread to Benchmark Treasury:	2025 Notes: +295 bps 2027 Notes: +300 bps 2030 Notes: +300 bps 2040 Notes: +295 bps 2050 Notes: +295 bps

Benchmark Treasury:

2025 Notes: 1.125% due February 28, 2025

2027 Notes: 1.125% due February 28, 2027

2030 Notes: 1.500% due February 15, 2030

2040 Notes: 2.375% due November 15, 2049

2050 Notes: 2.375% due November 15, 2049

Benchmark Treasury Price / Yield:	2025 Notes: 103-17 3⁄4 / 0.397% 2027 Notes: 103-09+ / 0.638% 2030 Notes: 107-04 / 0.752% 2040 Notes: 123-29 / 1.388% 2050 Notes: 123-29 / 1.388%

Interest Payment Dates:

2025 Notes: Semi-annually on April 1 and October 1 of each year, beginning on October 1, 2020
2027 Notes: Semi-annually on April 1 and October 1 of each year, beginning on October 1, 2020

2030 Notes: Semi-annually on April 1 and October 1 of each year, beginning on October 1, 2020

2040 Notes: Semi-annually on April 1 and October 1 of each year, beginning on October 1, 2020

2050 Notes: Semi-annually on April 1 and October 1 of each year, beginning on October 1, 2020

Make-Whole Call:	2025 Notes: 45 bps 2027 Notes: 45 bps 2030 Notes: 45 bps 2040 Notes: 45 bps 2050 Notes: 45 bps

Par Call:

2025 Notes: On or after March 1, 2025 (one month prior to the maturity date)

2027 Notes: On or after February 1, 2027 (two months prior to the maturity date)
2030 Notes: On or after January 1, 2030 (three months prior to the maturity date)

2040 Notes: On or after October 1, 2039 (six months prior to the maturity date)

2050 Notes: On or after October 1, 2049 (six months prior to the maturity date)

Trade Date:	March 23, 2020

Settlement Date:	March 25, 2020 (T+2)

Denominations:	$2,000 x $1,000

CUSIP / ISIN:	2025 Notes: 369550 BK3 / US369550BK32 2027 Notes: 369550 BL1 / US369550BL15 2030 Notes: 369550 BM9 / US369550BM97 2040 Notes: 369550 BH0 / US369550BH03 2050 Notes: 369550 BJ6 / US369550BJ68

Joint Book-Running Managers:	Wells Fargo Securities, LLC BofA Securities, Inc. J.P. Morgan Securities LLC BBVA Securities Inc. Mizuho Securities USA LLC RBC Capital Markets, LLC

Senior Co-Managers:	Lloyds Securities Inc. MUFG Securities Americas, Inc. SMBC Nikko Securities America, Inc.

Co-Managers:	Scotia Capital (USA) Inc. PNC Capital Markets LLC U.S. Bancorp Investments, Inc. TD Securities (USA) LLC Academy Securities, Inc. Blaylock Van, LLC Drexel Hamilton, LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Wells Fargo Securities, LLC toll free at 1-800-645-3751, BofA Securities, Inc. toll free at 1-800-294-1322 or J.P. Morgan Securities LLC at 1-212-834-4533.

This pricing term sheet supplements the preliminary form of prospectus supplement issued by General Dynamics Corporation on March 23, 2020 (the “Preliminary Prospectus Supplement”) relating to its Prospectus dated March 22, 2018. Terms used and not defined herein have the meanings given to them in the Preliminary Prospectus Supplement.